UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021 (February 8, 2021)

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401, Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 -	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       Executive Officer Appointments.

Chief Executive Officer Appointment.

On February 8, 2021, Riot Blockchain, Inc. (“Riot” or the “Company”) announced the appointment of Mr. Jason Les, to serve as the Company’s Chief Executive Officer (“CEO”), effective on the same date. Mr. Les will continue to serve on the Board of Directors (the “Board”) as a non-independent executive director, without compensation. However, effective as of his appointment as CEO on February 8, 2021, he has stepped down from his position as a member of the Board’s Audit Committee, Compensation and Human Resources Committee, and Governance and Nominating Committee.

Mr. Les, 35, became the Company’s Chief Executive Officer after serving as an independent Board member since November 2017. Mr. Les has been deeply involved with Bitcoin since 2013, with significant experience in cryptocurrency mining, and as an engineer studying protocol development, and contributing to open-source projects. He was also a founding partner of Binary Digital, a software-development company where he led the engineering team and coordinated project development for artificial intelligence, reverse engineering, and inter-software compatibility projects. Additionally, Mr. Les’ background includes over a decade of unique experience as a former professional heads-up poker player during which he has successfully competed in high-stakes games online, in addition to the most prestigious, high-stakes tournaments in the world.  In 2015 and 2017, he was selected as a human benchmark for testing the world’s best poker artificial intelligence in what was dubbed “Man vs Machine” at Carnegie Mellon University. Mr. Les holds a Bachelor of Science in Information & Computer Science from U.C. Irvine.

In connection with his appointment as CEO, Mr. Les and the Company entered into an Executive Employment Agreement, dated as of February 8, 2021 (the “Les Employment Agreement”), pursuant to which Mr. Les has agreed to serve as the Company’s CEO for a five (5) year term, which renews for successive one (1) year terms after the expiration of the initial term. As CEO, Mr. Les will receive a prorated annual salary of $240,000 and ten (10) Bitcoin. Pursuant to the Les Employment Agreement, Mr. Les was also awarded an initial equity award of 25,000 restricted stock units (“RSUs”) under and pursuant to the Riot Blockchain, Inc. 2019 Equity Incentive Plan (the “Plan”), which RSUs are eligible to vest in four (4) equal quarterly installments on the first day following the end of each fiscal quarter following his appointment as CEO.

The foregoing description of the Les Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Les Employment Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

Other than the Les Employment Agreement, there is no arrangement or understanding between Mr. Les and any other person pursuant to which Mr. Les was appointed as CEO. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Les and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Les has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Chief Financial Officer Appointment.

On February 8, 2021, the Company announced that Mr. Jeffrey McGonegal, who was appointed CEO in early 2019, will return to focus on his long-standing position as the Company’s Chief Financial Officer (“CFO”), effective as of the same date.

Mr. McGonegal, 69, has been with the Company and its predecessors for nearly two (2) decades, and he brings a wealth of public company expertise in such areas as financial reporting, financings, and mergers and acquisitions. Mr. McGonegal’s career has spanned over forty years in senior leadership roles working as an audit partner with a national accounting firm, in addition to roles as an executive within multiple public entities.

Effective as of February 8, 2021, the Company and Mr. McGonegal entered into the First Amendment to the Amended and Restated Executive Employment Agreement (the “Amended McGonegal Employment Agreement”), pursuant to which Mr. McGonegal agreed to continue to serve as the Company’s CFO through February 7, 2022. The Amended McGonegal Employment Agreement amends the Amended and Restated Executive Employment Agreement, dated as of February 7, 2020, between Mr. McGonegal and the Company, which was previously reported by the Company on its Current Report on Form 8-K filed on February 10, 2020. Under the Amended McGonegal Employment Agreement, Mr. McGonegal will receive a prorated annual salary of $360,000. Pursuant to the Amended McGonegal Employment Agreement, Mr. McGonegal was also awarded an initial equity award of 20,000 RSUs pursuant to the Plan, which RSUs are eligible to vest in four (4) equal quarterly installments.

The foregoing description of the Amended McGonegal Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended McGonegal Employment Agreement, filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Other than the Amended McGonegal Employment Agreement, there is no arrangement or understanding between Mr. McGonegal and any other person pursuant to which Mr. McGonegal was appointed as CFO. There are no family relationships, as defined in Item 401 of Regulation S-K and applicable NASDAQ listing standards, between Mr. McGonegal and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. McGonegal has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(d)	Election of Directors.

Expansion of the Board.

On February 8, 2021, the Company announced that the Board had unanimously voted to increase the number of directors serving on the Board from three (3) to four (4), with at least three (3) being qualified as “independent directors” under applicable NASDAQ listing standards and Securities and Exchange Commission rules.

Election of New Director.

Ms. Hannah Cho, effective as of February 8, 2021, was elected and appointed to the Board as an independent director to fill the vacancy created by the Board expansion, to serve until her successor has been duly elected and qualified, or until her earlier death, disability, resignation, or removal.

Ms. Cho, 43, is a veteran marketing and communications professional who has spent her career in the enterprise technology industry. She is currently Vice President, Marketing Communications at BMC Software, a portfolio company of KKR which offers software and services to support cloud computing, IT service management, automation, IT operations, and the mainframe for digital transformation. Ms. Cho brings significant executive leadership experience in marketing and communications gained at leading technology companies including Anaplan, CA Technologies, Intel Corporation, and Cisco Systems. In addition to her corporate experience, she was also previously Senior Vice President, Technology Communications at Edelman.

Ms. Cho will receive cash and equity compensation in accordance with policies and procedures set by the Compensation Committee for nonemployee directors of the Company, as reported by the Company on its periodic reports and in its proxy statements to its shareholders, as may be adjusted by the Compensation Committee from time to time.

There is no arrangement or understanding between Ms. Cho and any other person pursuant to which Ms. Cho was appointed as a director. There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Cho and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Ms. Cho has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Committee Appointments.

In connection with Ms. Cho’s appointment to the Board, she was also appointed as a member to each of the Board’s Audit Committee, Compensation Committee, and Governance and Nominating Committee, effective as of the same date. Mr. Benjamin Yi has been appointed to serve as Chairperson of the Compensation Committee. Mr. Hubert Marleau has been appointed to serve as the Chairperson of the Governance and Nominating Committee. Each of Ms. Cho, Mr. Marleau and Mr. Yi will receive cash and equity compensation in accordance with policies and procedures set by the Compensation Committee for nonemployee directors of the Company, as reported by the Company on its periodic reports and in its proxy statements to its shareholders, as may be adjusted by the Compensation Committee from time to time.

Item 8.01 – Other Events.

On February 8, 2021, the Company issued a press release announcing the Executive Officer and Director appointments disclosed under Item 5.02 of this Current Report. A full copy of the press release is attached as Exhibit 99.1 to this Current Report.

About Riot Blockchain

Information reported in this Current Report on Form 8-K is limited to the scope of the information reportable under a Current Report on Form 8-K under the rules and regulations of the Commission. Please refer to the additional information concerning the Corporation referenced in the following notices and safe harbor provision for material risks and other uncertainties.

Investor Notice

An investment in the Corporation’s common stock involves a high degree of risk, and an investor should only purchase the Corporation’s securities if he or she can afford to suffer the loss of his or her entire investment. In determining whether to purchase the Corporation’s common stock, an investor should carefully consider all of the material risks described under Item 1A under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020, as amended and supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with the financial or other information contained or incorporated by reference in such reports. In addition to the risks discussed in these reports, other risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition and results of operations, perhaps materially. The discussions regarding material risks also include forward-looking statements, and actual results and events may differ substantially from those discussed or highlighted in those forward-looking statements.

Safe Harbor

The information provided in this Report may include forward-looking statements relating to future events or the future financial performance of the Corporation. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Corporation and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Corporation may be found in the Corporation’s periodic filings with the Commission, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Corporation does not undertake any obligation to update forward-looking statements contained in this Report.

Item 9.01 – Financial Statements and Exhibits.

Item 9.01. (d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement by and between Riot Blockchain, Inc. and Jason Les, dated as of February 8, 2021.
10.2	First Amendment to the Amended and Restated McGonegal Employment Agreement by and between Riot Blockchain, Inc. and Jeffrey McGonegal, dated as of February 8, 2021.
99.1

Press Release, issued by Riot Blockchain, Inc. on February 8, 2021, announcing the Executive Officer and Board of Director Appointments disclosed under Item 5.02 of this Current Report on Form 8-K (furnished pursuant to Item 8.01 of this Current Report on Form 8-K).*

 * The information contained in this Press Release is furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Jeffrey McGonegal
Chief Executive Officer

Date: February 10, 2021